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                                                                   Exhibit 10.27


                    ST. JOE COMPANY 1997 STOCK INCENTIVE PLAN

                           RESTRICTED SHARES AGREEMENT


TAX TREATMENT                       The Restricted Shares are granted pursuant
                                    to the St. Joe Company 1997 Stock Incentive
                                    Plan (the "Plan") and are intended to be restricted property as provided in Section
                                    83 of the Internal Revenue Code of 1986.

REGULAR VESTING SCHEDULE            Forty percent of the Restricted Shares vest
                                    on the second anniversary of the Vesting
                                    Commencement Date (as shown in the Notice of Grant of Restricted Shares). An additional
                                    20% of the Restricted Shares vest on each subsequent anniversary of the Vesting
                                    Commencement Date.

                                    Except as provided below, any non-vested
                                    Restricted Shares automatically revert to the Company (without any payment) when your service as an employee of the Company or a subsidiary of the Company terminates.

VESTING IN FULL                     All of the Restricted Shares become vested
                                    in full if any of the following events
                                    occur:

                                    -     Your service as an employee of the
                                          Company or a subsidiary of the Company
                                          is terminated by the Company without
                                          "Cause" (as defined in your January
                                          27, 1999 Employment Agreement), or

                                    -     The Company is subject to a "Change in
                                          Control" (as defined in the Plan)
                                          while you are an employee of the
                                          Company or a subsidiary of the
                                          Company, or

                                    -     You die while you are an employee of
                                          the Company or a subsidiary of the
                                          Company, or

                                    -     You are adjudicated incompetent or
                                          incapacitated or become disabled (as
                                          defined below).

                                          No additional Restricted Shares will
                                          become vested after your service as an
                                          employee of the Company or a
                                          subsidiary of the Company has
                                          terminated for any reason other than
                                          termination without cause, death or
                                          disability.
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                                    Upon the vesting of a Restricted Share, it
                                    shall be subject to no transfer restrictions other than such restrictions as may be imposed by law over which the Company has no control.

                                    For all purposes under this Agreement,
                                    "disability" means that you are unable to render continuous, full time service to the Company as President and Chief Financial Officer for a period of more than six months.

TRANSFER RESTRICTIONS               You may not sell, transfer, pledge or
                                    otherwise dispose of the Restricted Shares that have not yet vested under the preceding paragraphs, except for transfers to a trust that are expressly permitted by the Compensation Committee of the Company's
                                    Board of Directors. In the event of a
                                    transfer to a trust, the trustee of the
                                    trust must agree to be bound by this
                                    Agreement.

TERM This Agreement terminates when all Restricted Shares are either vested or canceled as provided in the Plan and this Agreement.

LEAVE OF ABSENCE                    For purposes of this Agreement, your service
                                    does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But your service terminates when the approved leave ends, unless you immediately return to active work.

WITHHOLDING TAXES AND               You will not be allowed to acquire the
STOCK WITHHOLDING                   Restricted shares unless you make
                                    arrangements acceptable to the Company to
                                    pay any withholding taxes that may be due as
                                    a result of the transfer or the later
                                    vesting of the Restricted Shares. These
                                    arrangements may include withholding of
                                    amounts from future compensation payments,
                                    withholding of Restricted Shares at time of
                                    vesting or the payment by you to the company
                                    of an amount equal to the required
                                    withholding.
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RESTRICTIONS ON RESALE AND          By signing this Agreement, you agree not to
REGISTRATION                        sell any vested or non-vested Restricted
                                    Shares at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.
                                    However, the Company agrees to cause the Restricted Shares to be registered under the Securities Act of 1933 on or before the date of the vesting of the first 20% of the Restricted Shares.

RETENTION RIGHTS                    Your Restricted Shares or this Agreement do
                                    not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your service at any time, with or without cause subject to your January 27, 1999
                                    Employment Agreement.

APPLICABLE LAW                      This Agreement will be interpreted and
                                    enforced under the laws of the State of
                                    Florida (excluding their choice of law
                                    provisions).

THE PLAN AND OTHER                  The text of the Plan is incorporated in this
AGREEMENTS                          Agreement by reference.

                                    This Agreement and the Plan constitute the entire understanding between you and the Company regarding these Restricted Shares. Any prior agreements, commitments or negotiations concerning these Restricted Shares are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE NOTICE OF GRANT OF RESTRICTED SHARES ATTACHED TO THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.
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                    ST. JOE COMPANY 1997 STOCK INCENTIVE PLAN

                           RESTRICTED SHARES AGREEMENT


You have been granted the following Restricted Shares of St. Joe Company (the "Company" common stock under the St. Joe Company 1997 Stock Incentive Plan (the "Plan"):

                  Name of Grantee:                   Kevin M. Twomey

                  Total Number of Shares Granted:    100,000 Shares

                  Date of Grant:                     January 28, 1999

                  Vesting Commencement Date:         February 12, 1999

By your signature and the signature of the Company's representative below, you and the Company agree that the foregoing Restricted Shares are granted under and governed by the terms and conditions of the Plan and the Restricted Shares Agreement, both of which are attached to an made a part of this document.

GRANTEE                                       ST. JOE COMPANY

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